UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2019

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04543
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders            Page 1

Signatures                      Page 2

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Securities Holders

The 2019 Annual Meeting of Shareholders of The First Bancorp, Inc., the one-bank holding company of First National Bank was held at Samoset Resort, 220 Warrenton Street, Rockport, Maine 04856, on Wednesday, April 24, 2019, at 11:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect as Directors of the Company the nominees listed in the Company’s Proxy Statement dated March 18, 2019.

2.	To approve (on a non‑binding basis) the compensation of the Company’s executives.

3.	To ratify the Audit Committee’s selection of Berry Dunn McNeil & Parker, LLC as independent auditors of the Company for 2019.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

At the Annual Meeting, there were present in person or by proxy 9,583,448 shares of the Company’s common stock, representing 88.05% of the total outstanding eligible votes. The final voting results for each proposal are as follows:

1.	To elect as Directors of the Company the nominees listed in the Company’s Proxy Statement dated March 18, 2019.

	For	Against	Abstain	Broker Non-Vote
Katherine M. Boyd	6,808,388	—	293,513	2,481,547
Robert B. Gregory	6,830,065	—	271,836	2,481,547
Renee W. Kelly	6,933,953	—	167,948	2,481,547
Tony C. McKim	6,980,846	—	121,055	2,481,547
Mark N. Rosborough	6,910,193	—	191,708	2,481,547
Cornelius J. Russell	6,826,157	—	275,744	2,481,547
Stuart G. Smith	6,960,961	—	140,940	2,481,547
Bruce B. Tindal	6,818,967	—	282,934	2,481,547
F. Stephen Ward	6,980,190	—	121,711	2,481,547

2. To approve (on a non‑binding basis) the compensation of the Company’s executives.

For	Against	Abstain	Broker Non-Vote
6,850,827	186,333	64,738	2,481,550

3. To ratify the Audit Committee’s selection of Berry Dunn McNeil & Parker, LLC as independent auditors of the
Company for 2019.

For	Against	Abstain	Broker Non-Vote
9,410,250	115,602	56,892	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ Richard M. Elder
---------------------
Richard M. Elder
Executive Vice President &
Chief Financial Officer

Dated: April 26, 2019